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                                                                      EXHIBIT 99


[TECHTEAM LOGO]                                                     NEWS RELEASE
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                                                              NASDAQ/NM - "TEAM"



FOR IMMEDIATE RELEASE, Wednesday, February 18, 2004



TECHTEAM GLOBAL ANNOUNCES NEW STOCK REPURCHASE PROGRAM

COMPANY TO REPURCHASE UP TO ONE MILLION SHARES

SOUTHFIELD, MICHIGAN, February 18, 2004...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today announced that its Board of Directors has authorized the repurchase of up to one million (1,000,000) shares of its common stock, from time to time, through open market purchases, privately-negotiated transactions, or otherwise. Unless modified or earlier completed, the repurchase program will terminate on January 27, 2005. Under the Board's authorization, purchases shall be made at prices and terms deemed appropriate by the Company's Stock Repurchase Committee, which is comprised of members of senior management. The Company had 8,852,932 common shares outstanding as of January 31, 2004.

In announcing the repurchase program, the Company's President and Chief Executive Officer, William F. Coyro, Jr. stated, "The Directors of TechTeam continue to believe that the Company's stock price, at its current levels, remains undervalued. As of December 31, 2003, the Company's cash and cash equivalents totaled approximately $35 million. The Company's book value was approximately $6.83 per basic share outstanding at December 31, 2003. TechTeam's strong balance sheet allows us the flexibility to fund this program while continuing to internally finance the Company's capital investment requirements and focus on our global growth objectives."

During its previous stock repurchase program, which ended December 1, 2003, the Company repurchased an aggregate of two million of its common shares at an average price of $6.272 per share.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

                                   -- More --

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27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866 -
                     Fax (248) 357-2570 - www.techteam.com

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[TECHTEAM LOGO]                                                     NEWS RELEASE
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SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein, including statements regarding the value of the Company's stock, are forward-looking and involve substantial risks and uncertainties. Under the current structure of the Company's stock repurchase program, the Company cannot purchase stock if it is in possession of material, non-public information. These risks and uncertainties include, but are not necessarily limited to, the impact of an increase or decrease in business with major clients, announcements of new customers and/or business relationships, competition, contract risks, the loss of senior management, variations in the cost of doing business, and other factors as described in the Company's filings with the United States Securities and Exchange Commission. Due to these considerations, there can be no assurances that the Company will purchase any of its stock during any given quarter, or that it will repurchase any portion of the authorized 1,000,000 shares. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.




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CONTACTS:

TECHTEAM GLOBAL, INC.                      TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                      David W. Morgan
President and                              Vice President, Treasurer, and Chief
Chief Executive Officer                    Financial Officer
(248) 357-2866                             (248) 357-2866
wcoyro@techteam.com                        dmorgan@techteam.com



























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27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866 -
                     Fax (248) 357-2570 - www.techteam.com